Exhibit 99.1

OPENWAVE REPORTS 24% YEAR OVER YEAR QUARTERLY REVENUE GROWTH

Quarter’s Performance Positions Company to Meet or Exceed High End of Calendar 2005 Financial Targets

REDWOOD CITY, Calif. — October 26, 2005 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its first fiscal quarter ended September 30, 2005 were $103.3 million, an increase of $19.7 million, or 24%, from $83.6 million during the September quarter in the preceding year, and an increase of $3.0 million, or 3%, from $100.3 million during preceding quarter ended June 30, 2005.

“I am pleased with our performance for the quarter and the fact that we are well-positioned to meet or exceed annual financial targets we set when I joined the company 12 months ago,” said David Peterschmidt, president and CEO of Openwave. “The wireless data markets are active and we are continuing to see good momentum as we grow our core business and introduce new software solutions to the market.”

On a GAAP basis, net loss for the first fiscal quarter ended September 30, 2005 was $7.7 million, or $0.11 per share, compared to a net income of $1.0 million, or $0.01 per share, for the September quarter in the preceding year and a net loss of $62.3 million, or $0.91 per share in the prior quarter.

Net income on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, and restructuring and related costs, for the first fiscal quarter ended September 30, 2005 was $8.8 million, or $0.12 per diluted share compared with $4.1 million, or $0.06 per diluted share, September quarter of the prior year and $7.2 million, or $0.10 per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At September 30, 2005, the Company had cash, cash equivalents, short-term and long-term investments totaling $299.0 million, of which $22.2 million is set aside as restricted cash.

Page 2 of 7 — Openwave Reports First Quarter Fiscal 2006

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal first quarter ended September 30, 2005. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (800) 818-5264 or (913) 981-4910 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. eastern time on October 26 by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 7815254.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income (loss), which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, and restructuring and related costs. The company considers this to be an important measure because it provides a useful measure of the operational performance of the company and is used by the company’s management for that purpose. In addition, investors often use a measure such as this to evaluate the financial performance of a company. Non-GAAP net income (loss) results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Page 3 of 7 — Openwave Reports First Quarter Fiscal 2006

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call may contain forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the possibility that our previously announced proposed acquisition of Musiwave will not close or that the closing may be delayed; (i) the ability to successfully manage and integrate Musiwave’s operations and employees and to acquire additional companies and technologies and successfully integrate such acquisitions; (j) increased global competition and pricing pressure on our products; (k) technological changes and developments; (l) general risks of the Internet and wireless and wireline telecommunications sectors; and (m) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-K for the fiscal year ended June 30, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com

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© 2005 Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:	MEDIA CONTACTS:

Mike Bishop Sr. Investor Relations Manager Openwave Systems Inc. (650) 480-4461	Hannah Summers Openwave Systems (650) 480 7119 Hannah.summers@openwave.com

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Page 4 of 7 — Openwave Reports First Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2005	June 30, 2005
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$248,233	$236,555
Accounts receivable, net	143,590	136,865
Other current assets	20,803	21,961

Total current assets	412,626	395,381

Property and equipment, net	17,100	16,765
Long-term investments	28,604	25,909
Restricted cash and investments	22,177	24,293
Intangibles, net and other assets	32,442	34,884
Goodwill	50,769	44,073

	$563,718	$541,305

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,594	$10,861
Accrued liabilities	55,960	54,429
Accrued restructuring costs	19,948	20,236
Deferred revenue	65,964	65,623

Total current liabilities	148,466	151,149

Accrued restructuring costs, less current portion	78,569	77,261
Deferred revenue, less current portion	3,833	3,408
Deferred rent obligations	860	691
Deferred tax liabilities, less current portion, net	4,506	5,025
Convertible subordinated notes, net	147,573	147,367

Total liabilities	383,807	384,901

Total stockholders’ equity	179,911	156,404

	$563,718	$541,305

Page 5 of 7 — Openwave Reports First Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues:
License	$48,714	$43,172	$38,185
Maintenance and support services	24,388	24,490	21,498
Professional services	21,926	22,997	16,818
Project/Systems	8,314	9,607	7,067

Total revenues	103,342	100,266	83,568

Cost of revenues:
License	2,220	1,385	81
Maintenance and support services	7,774	9,173	6,637
Professional services	16,688	14,916	12,295
Project/Systems	4,775	6,075	3,051
Amortization of intangible assets	1,581	1,817	1,141

Total cost of revenues	33,038	33,366	23,205

Gross profit	70,304	66,900	60,363

Operating Expenses:
Research and development	24,155	25,773	22,123
Sales and marketing	29,506	23,903	23,044
General and administrative	17,663	13,741	10,551
Restructuring and other related costs	8,275	64,600	907
Amortization of other intangible assets	714	736	525
Gain on sale of technology	(4,299)	—	—

Total operating expenses	76,014	128,753	57,150

Operating income (loss)	(5,710)	(61,853)	3,213
Interest and other expense, net	(330)	622	(243)

Income (loss) before provision for income taxes	(6,040)	(61,231)	2,970

Income taxes	1,636	1,107	2,013

Net income (loss)	$(7,676)	$(62,338)	$957

Basic net income (loss) per share	$(0.11)	$(0.91)	$0.01

Diluted net income (loss) per share	$(0.11)	$(0.91)	$0.01

Shares used in computing basic net income (loss) per share	70,080	68,264	65,151

Shares used in computing diluted net income (loss) per share	70,080	68,264	68,000

Stock-based compensation by category:
Maintenance and support services	$401	$—	$—
Professional services	387	—	—
Research and development	2,028	404	118
Sales and marketing	4,565	651	123
General and administrative	2,823	1,310	353

	$10,204	$2,365	$594

Page 6 of 7 — Openwave Reports First Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Reconciliation between GAAP net income (loss) and Non-GAAP:
GAAP net income (loss)	$(7,676)	$(62,338)	$957
Exclude:
Restructuring and other related costs	8,275	64,600	907
Amortization of acquisition-related intangibles	2,295	2,553	1,666
Amortization of stock-based compensation	10,204	2,365	594
Gain on sale of technology	(4,299)	—	—

Non-GAAP net income	$8,799	$7,180	$4,124

Basic net income (loss) per share	$(0.11)	$(0.91)	$0.01
Exclude:
Restructuring and other related costs	0.12	0.95	0.01
Amortization of acquisition-related intangibles	0.03	0.04	0.03
Amortization of stock-based compensation	0.15	0.03	0.01
Gain on sale of technology	(0.06)	—	—

Non-GAAP basic net income per share	$0.13	$0.11	$0.06

Shares used in computing basic earnings per share	70,080	68,264	65,151

Diluted net income (loss) per share*	$(0.10)	$(0.86)	$0.01
Exclude:
Restructuring and other related costs	0.11	0.89	0.01
Amortization of acquisition-related intangibles	0.03	0.04	0.03
Amortization of stock-based compensation	0.14	0.03	0.01
Gain on sale of technology	(0.06)	—	—

Non-GAAP net income per share	$0.12	$0.10	$0.06

Shares used in computing diluted earnings per share	75,026	72,855	68,000

*	GAAP net loss divided by non-GAAP “shares used in computing diluted earnings (net loss) per share.”

Page 7 of 7 — Openwave Reports First Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Cash flows from operating activities:
Net income (loss)	$(7,676)	$(62,338)	$957
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation, amortization of intangibles and stock-based compensation	14,969	7,522	4,947
Accelerated depreciation on restructured property and equipment	414	9,878	—
Provision for (recovery of) doubtful accounts	692	(140)	1,101
Other non-cash expenses, net	(168)	155	271
Proceeds from sale of technology	(4,299)	—	—
Changes in operating assets and liabilities, net of effect of acquisitions	(6,938)	54,004	(21,739)

Net cash provided by (used for) operating activities	(3,006)	9,081	(14,463)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,319)	(4,231)	(1,626)
Acquisitions, net of cash acquired	—	(167)	(46,433)
Proceeds from sale of technology	4,299	—	—
Proceeds (purchases) of investments, net	(12,214)	9,041	(1,126)
Restricted cash and investments	2,116	1,501	(205)

Net cash provided by (used for) investing activities	(9,118)	6,144	(49,390)

Cash flows from financing activities:
Net proceeds from issuance of common stock	14,239	11,761	767
Other, net	—	(3,805)	(4)

Cash provided by financing activities	14,239	7,956	763

Effect of exchange rates on cash and cash equivalents	—	(526)	(227)

Net increase (decrease) in cash and cash equivalents	2,115	22,655	(63,317)
Cash and cash equivalents at beginning of period	126,462	103,807	153,469

Cash and cash equivalents at end of period	$128,577	$126,462	$90,152

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